UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 30, 2007
Date of Report (Date of earliest event reported)

NORPAC TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-27147	95-4705831
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Suite 311, 698 Seymour Street
Vancouver, BC	V6B 3K6
(Address of principal executive offices)	(Zip Code)

(604) 662-3406
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01      Entry Into A Material Definitive Agreement.

Loan Agreement with Nextdigital

On January 30, 2007, the Company loaned a further $162,000 to Nextdigital. The loan to Nextdigital is for a term of two years, maturing on January 30, 2009, and accrues interest at the rate of 8% per annum. The loan is unsecured.

A copy of the Loan Agreement and Promissory Note have been attached as exhibits to this Current Report on Form 8-K.

This brings the total advance of funds to Nextdigital Corp. to $612,000. The loan to Nextdigital Corp. is to fund its operations and for working capital purposes.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Financial Statements And Exhibits

(c)      Exhibits

10.1	Loan Agreement dated January 30, 2007 between Norpac Technologies, Inc. and Nextdigital Corp.

10.2	Promissory Note executed by Nextdigital Corp in favor of Norpac Technologies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORPAC TECHNOLOGIES, INC.

Date: February 2, 2007
	By:	/s/ John P. Thornton

JOHN P. THORNTON
Chief Executive Officer, Chief Financial Officer
President, Secretary and Treasurer